UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive,
Newport Beach, California	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 21, 2015, Matthew Vella resigned as a director of Acacia Research Corporation (the “Company”). The Company’s Nominating and Governance Committee (the “Nominating Committee”), after a thorough review of the experience and qualifications of Frank E. Walsh, III, recommended that the Board of Directors (the “Board”) of the Company appoint Mr. Walsh to fill the Board seat left vacant by Mr. Vella’s resignation. On April 1, 2016, the Board, upon the recommendation of the Nominating Committee and in accordance with the Amended and Restated Bylaws of the Company, as amended, unanimously appointed Mr. Walsh to serve on the Board as a Class III director, effective immediately. Following Mr. Walsh’s appointment, Class III will consist of two directors whose terms of office expire at the 2018 annual meeting of stockholders. To date, Mr. Walsh has not been appointed to serve on any committees of the Board. There are no arrangements or understandings between Mr. Walsh and any other person or persons pursuant to which Mr. Walsh was appointed as a director, and there is no family relationship between Mr. Walsh and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director.

Mr. Walsh is a Vice President of Jupiter Capital Management Partners, LLC and a founding partner of WR Capital Partners. Through Jupiter and WR, Mr. Walsh has extensive experience in the acquisition and financing of both public and private companies in the technology industry and many other industries. Mr. Walsh serves on the board of directors and the audit and compensation committees of 1st Constitution Bancorp and as a director and audit committee member of World Point Terminals Inc. Mr. Walsh also serves as a trustee for St. Benedicts Preparatory School in Newark, New Jersey and Lehigh University in Bethlehem, Pennsylvania.

Mr. Walsh will receive a monthly cash retainer of $6,667, and an annual equity award equal to $120,000 of stock options, for his service as a member of the Board. The monthly retainer described above is subject to a pro rata deduction if Mr. Walsh fails to attend at least seventy-five percent of Board meetings. In addition, Mr. Walsh will be reimbursed for certain travel and out-of-pocket expenses incurred in connection with Board meeting attendance and his performance of Board duties. Except for the foregoing, there are no transactions between the Company and Mr. Walsh that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Walsh in connection with his appointment as a director.

A copy of the press release announcing Mr. Walsh’s appointment is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 7, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: April 7, 2016	By:	/s/ Marvin Key
Marvin Key Interim Chief Executive Officer

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